Exhibit 99.2

News Release

CONTACT: Erin Willis

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Announces Completion of Sale of Monarch Corporation to Mattamy

SCOTTSDALE, Ariz., January 28, 2015 –– Taylor Morrison Home Corporation (NYSE:TMHC) (“Taylor Morrison”) today announced that it closed the previously announced sale of Monarch Corporation, formerly its Canadian operations, to an affiliate of Mattamy Homes Limited (“Mattamy”). Mattamy delivered a cash purchase price of CAD $335 million at closing, which is subject to customary post-closing adjustments. Immediately prior to the closing, approximately CAD $235 million of cash at Monarch Corporation was distributed to a subsidiary of Taylor Morrison for total proceeds of CAD $570 million.

“We are pleased to announce the completion of the sale of Monarch Corporation,” said Taylor Morrison President and CEO Sheryl Palmer. “We appreciate the contributions made by our Canadian team for many years to the business, as they were an instrumental part of the Taylor Morrison portfolio. Our relationship with such talented professionals will be greatly missed. However, now is the right time to emphasize future growth in the U.S., where we believe fundamentals of recovery are strong. This sale provides us with a strengthened balance sheet as well as a management team focused on a wholly U.S. business, giving us an increased capacity, from both a financial and operational perspective to invest strategically in core locations within the U.S.”

The net proceeds of the transaction will be used for general corporate purposes, resulting in increased flexibility for Taylor Morrison to invest further in U.S. markets. Taylor Morrison will continue to focus on its four pillar strategy, which consists of opportunistically acquiring prime land assets in core locations, where buyers demand to live while maintaining continued attention on overhead efficiency and optimization of profit and volume, in order to maximize shareholder value. Taylor Morrison will also continue to assess its capital allocation strategy to drive long-term shareholder return.

Stikeman Elliott LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisors for Taylor Morrison.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national builder and developer based in Scottsdale, Arizona and operates under two well-established brands, Taylor Morrison and Darling Homes. Taylor Morrison builds and develops distinctive communities from coast to coast, serving a wide array of homeowners and aimed mainly at first-time, move-up, luxury and 55 or better customers. Darling Homes builds communities in Texas, catering to move-up and luxury homebuyers seeking a personalized building experience.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission, our press releases, and oral statements made by, or with the approval of, our authorized personnel, includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: our ability to complete the transaction described in this press release and risks associated with the transaction, including our ability to comply with our transition service requirements; risks associated with the transition of the Monarch business, including our ability to complete the transition plan for the Monarch business in a satisfactory manner and to manage the associated transition costs, our ability to timely implement the transition plan in a manner that will positively impact our financial condition and results of operations, the impact of the transition plan and the recently announced future plans for the Monarch brand on our relationships with our employees and our major customers and vendors, and unanticipated expenses and charges that may occur as a result of the transition plan; litigation risks, including litigation regarding employment and worker’s compensation; our ability to continue to have the necessary liquidity, through cash flows from operations, may be adversely impacted by a number of factors, including the level of our operating cash flows; interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to continuing adverse conditions in the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Annual Report on Form 10-K and subsequent reports filed with the SEC under the heading “Risk Factors.”

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